UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLEASE CAST YOUR VOTE TODAY

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Allianz CCM Capital Appreciation, CCM Focused Growth,

CCM Emerging Companies and CCM Mid-Cap Funds

1345 Avenue of the Americas

New York, New York 10105

July 26, 2010

Dear Valued Shareholder:

As you may know, the Board of Trustees of Allianz CCM Funds has called a Special Meeting of Shareholders to be held on August 9, 2010 at the offices of Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, NY at 9:00 a.m. Eastern Standard Time. At the meeting shareholders will be asked to approve a Reorganization of your existing Fund into a corresponding new fund, a series of The Managers Funds.

THE BOARD OF TRUSTEES OF ALLIANZ FUNDS BELIEVES THAT APPROVAL OF EACH REORGANIZATION IS IN THE BEST INTERESTS OF EACH EXISTING FUND AND EACH EXISTING FUND’S SHAREHOLDERS. ACCORDINGLY, YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF YOUR EXISTING FUND’S REORGANIZATION.

Another copy of your proxy card is enclosed for your convenience. Should you have any questions regarding the proposal, please call 1-800-591-6309 and ask for extension 6920.

To vote your shares, the following voting options have been set up for your convenience.

1.	Vote by Touchtone Phone. Cast your vote by calling the touchtone phone number printed on the enclosed proxy card.

2.	Vote Through the Internet. You may cast your vote using the internet by logging on to the internet address printed on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage paid return envelope provided.

Again, please do not hesitate to call toll-free 1-800-591-6309 extension 6920 if you have any questions regarding this Shareholder Meeting.

No matter how many shares you own, your vote is important. Thank you for your assistance with this important matter.

DON’T HESITATE, PLEASE VOTE TODAY.

Sincerely,

Blake Moore
President and Chief Executive Officer	OBO-